UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2006
BELO CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 7, 2006, Belo Corp. (the “Company”) entered into an Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and certain other lenders party thereto (the “Credit Agreement”). The Credit Agreement amends and restates the Company’s existing Five-Year Credit Agreement by, among other things, extending the term of the existing facility to June 2011. The facility provided under the Credit Agreement may be used for working capital and other general corporate purposes, including letters of credit.
The Credit Agreement consists of a $1.0 billion senior unsecured five-year competitive advance and revolving credit facility. Revolving credit borrowings under the Credit Agreement will bear interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the rating of the Company’s senior unsecured long-term, non-credit enhanced debt. Competitive advance borrowings will bear interest at a rate obtained from bids selected in accordance with JPMorgan Chase Bank’s standard competitive advance procedures.
The Credit Agreement contains a number of restrictions on the Company’s business, including, but not limited to, restrictions on the Company’s (and, in certain cases, its subsidiaries’) ability to grant liens on assets; merge, consolidate, or sell assets; engage in transactions with affiliates; enter restrictive agreements; enter sale-leaseback transactions; and incur subsidiary indebtedness. In addition, the Company is subject to a maximum ratio of funded debt to cash flow covenant and a minimum ratio of cash flow to interest expense covenant. The Credit Agreement also contains affirmative covenants and events of default, including a cross acceleration to certain other debt. Failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Company’s debt and other financial obligations under the Credit Agreement.
As of June 7, 2006, letters of credit in the aggregate principal amount of $13,461,525 were issued and are outstanding under the Credit Agreement.
The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is incorporated by reference as Exhibit 10.1 hereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 8, 2006

BELO CORP.
By:	/s/ Russell F. Coleman
Russell F. Coleman
Vice President/General Counsel